EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:	Tad Hutcheson (Media)
October 22, 2003		407.251.5578

		Arne Haak (Financial)
		407.251.3618

AIRTRAN HOLDINGS REPORTS SIXTH CONSECUTIVE QUARTERLY PROFIT
- REVENUES REACH ALL-TIME RECORD OF $237 MILLION;
UNIT COSTS IMPROVE BY 1.2% -

     ORLANDO, Fla. (October 22, 2003) - AirTran Holdings, Inc. (NYSE: AAI), the parent company of AirTran Airways, Inc., today announced its sixth consecutive quarter of profitability and net income of $19.6 million or $0.24 per diluted share. In the third quarter of 2002, AirTran Holdings earned $1.2 million or $0.02 per share.

     For the third quarter of 2003, the airline reported all-time record operating revenues of $237.3 million, representing a 29.6 percent increase over third-quarter 2002 operating revenues of $183.2 million. Unit revenues increased by 6.4 percent, which combined with a 21.3 percent increase in year over year available seat miles (ASMs), produced the record revenues.

     "In what remains a challenging industry environment, AirTran Holdings is pleased to return value to our shareholders by reporting our sixth consecutive quarter of profitability," said Chairman and CEO Joe Leonard. "As we bring service to new cities and strengthen our brand in existing markets, AirTran Airways is poised to continue our growth and success."

     AirTran Holdings' operating costs per available seat mile (CASM) declined 1.2 percent to 8.1 cents per mile, versus 8.2 cents in the same period last year. Operating margin was 11.1 percent, representing an improvement of 7.3 percentage points over last year's third-quarter margin of 3.8 percent.

     Robert Fornaro, president and chief operating officer, remarked, "These results demonstrate that low costs, great service, friendly people and new airplanes provide a solid foundation for operational excellence and profitability. This is an exciting time for AirTran Airways as we move forward with growing our team and welcoming an ever-increasing number of business and leisure travelers."

     Stan Gadek, senior vice president of finance and chief financial officer said, "During the third quarter of 2003, AirTran Airways again reduced unit costs on a year over year basis. We continue to benefit from the lower operating costs our new Boeing 717 fleet. And with the introduction of the new Boeing 737s in June of next year, we expect to further reduce our operating costs moving forward."

     Other highlights for the quarter include:
--	Reached all-time records set for a quarter in the following categories:
	--	Passenger revenues
	--	Operating revenues
	--	Passenger enplanements
	--	Revenue passenger miles
	--	Available seat miles
	--	Departures
--	Announced new service to Ronald Reagan Washington National Airport and San
Francisco International, the airline's 44th and 45th destinations. Service will begin on
October 23, 2003, and November 12, 2003, respectively.
--	Took delivery of four Boeing 717s, increasing the fleet of this aircraft to 68.
--	Ended the quarter with $308.7 million in cash, of which $266.2 million was unrestricted.
--	On October 1, 2003, received $139.3 million in net proceeds from a public offering of more than 9 million shares of common stock. Concurrent with the receipt of proceeds, we repaid at par $35 million in long-term debt.

     AirTran Airways is one of America's largest low-fare airlines - employing more than 5,600 professional Crew Members and operating 508 flights a day to 45 destinations. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport by passenger volume, where it is the second largest carrier operating 188 flights per day. AirTran Airways, a subsidiary of AirTran Holdings (NYSE: AAI), is the world's largest operator of the Boeing 717 and has the youngest all-Boeing fleet of any airline. In 2004, the airline will begin taking delivery of new Boeing 737-700s. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)
	Three Months Ended
	September 30,		Percent
	2003	2002*	Change
Operating Revenues:
Passenger	$229,818	$177,992	29.1
Cargo	--	270	--
Other	7,493	4,889	53.3
Total operating revenues	237,311	183,151	29.6

Operating Expenses:
Salaries, wages and benefits	59,332	51,692	14.8
Aircraft fuel	45,364	40,657	11.6
Aircraft rent	32,692	19,631	66.5
Distribution	11,651	9,731	19.7
Maintenance, materials and repairs	14,400	9,446	52.4
Landing fees and other rents	13,644	10,847	25.8
Aircraft insurance and security services	5,121	7,259	(29.5)
Marketing and advertising	5,902	5,490	7.5
Depreciation	3,322	4,046	(17.9)
Other operating	19,490	17,372	12.2
Total operating expenses	210,918	176,171	19.7
Operating Income	26,393	6,980	--

Other (Income) Expense:
Interest income	(768)	(549)	39.9
Interest expense	7,287	6,992	4.2
Government grant	--	(640)	--
Other expense, net	6,519	5,803	12.3
Income Before Income Taxes	19,874	1,177	--

Income Tax Expense	261	--	--

Net Income	$19,613	$1,177	--
	==========	==========
Earnings per Common Share
Basic	$0.27	$0.02	--
Diluted	$0.24	$0.02	--
Weighted-average Shares Outstanding
Basic	73,732	70,615	4.4
Diluted	92,132	72,027	27.9

EBITDA	$29,715	$11,026	--
Operating margin	11.1%	3.8%	7.3	pts.
Net margin	8.3%	0.6%	7.7	pts.
Net margin-adjusted**	8.3%	0.3%	8.0	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
		Three Months Ended
		September 30,				Percent
		2003		2002*		Change
Third Quarter Statistical Summary:
	Revenue passengers	3,120,762		2,441,115		27.8
	Revenue passenger miles (000s)	1,910,161		1,426,776		33.9
	Available seat miles (000s)	2,601,682		2,144,572		21.3
	Block hours	71,352		60,785		17.4
	Passenger load factor	73.4%		66.5%		6.9	pts.
	Break-even load factor	67.1%		66.1%		1.0
	Break-even load factor-adjusted**	67.1%		66.3%		0.8	pts.
	Average fare	$73.64		$72.91		1.0
	Average yield per RPM	12.03	¢	12.48	¢	(3.6)
	Passenger revenue per ASM	8.83	¢	8.30	¢	6.4
	Operating cost per ASM	8.11	¢	8.21	¢	(1.2)
	Non-fuel operating cost per ASM	6.36	¢	6.32	¢	0.6
	Average cost of aircraft fuel per gallon	97.27	¢	92.60	¢	5.0
	Weighted-average number of aircraft	71		64		10.9

*	Certain 2002 amounts have been reclassified to conform to 2003 presentation.
**	Statistical calculations for 2002 exclude government grant of $0.6 million.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)
	Nine Months Ended
	September 30,		Percent
	2003	2002*	Change
Operating Revenues:
Passenger	$658,590	$519,364	26.8
Cargo	715	926	(22.8)
Other	19,909	12,810	55.4
Total operating revenues	679,214	533,100	27.4

Operating Expenses:
Salaries, wages and benefits	171,507	147,872	16.0
Aircraft fuel	133,542	113,506	17.7
Aircraft rent	88,968	49,751	78.8
Distribution	34,419	32,931	4.5
Maintenance, materials and repairs	45,035	35,096	28.3
Landing fees and other rents	38,402	31,565	21.7
Aircraft insurance and security services	14,363	21,805	(34.1)
Marketing and advertising	18,890	16,602	13.8
Depreciation	9,945	12,661	(21.5)
Other operating	58,669	55,109	6.5
Total operating expenses	613,740	516,898	18.7
Operating Income	65,474	16,202	--

Other (Income) Expense:
Interest income	(2,043)	(1,602)	27.5
Interest expense	23,078	21,845	5.6
Government grant	--	(640)	--
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003	(38,061)	--	--
Convertible debt discount amortization	1,812	--	--
SFAS 133 adjustment	--	(5,857)	--
Other (income) expense, net	(15,214)	13,746	--
Income Before Income Taxes	80,688	2,456	--

Income Tax Expense (Benefit)	1,848	(786)	--

Net Income	$78,840	$3,242	--
	============	============
Earnings per Common Share
Basic	$1.09	$0.05	--
Diluted	$0.99	$0.04	--
Weighted-average Shares Outstanding
Basic	72,493	70,213	3.2
Diluted	81,776	73,492	11.3

EBITDA	$75,419	$28,863	--
Operating margin	9.6%	3.0%	6.6	pts.
Net margin	11.6%	0.6%	11.0	pts.
Net margin-adjusted**	6.4%	0.5%	5.9	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
		Nine Months Ended
		September 30,				Percent
		2003		2002*		Change
Nine Month Statistical Summary:
	Revenue passengers	8,643,229		7,144,586		21.0
	Revenue passenger miles (000s)	5,269,195		4,111,647		28.2
	Available seat miles (000s)	7,361,437		6,036,761		21.9
	Block hours	203,055		174,024		16.7
	Passenger load factor	71.6%		68.1%		3.5	pts.
	Break-even load factor	62.8%		67.8%		(5.0	)pts.
	Break-even load factor-adjusted**	66.7%		67.9%		(1.2	)pts.
	Average fare	$76.20		$72.69		4.8
	Average yield per RPM	12.50	¢	12.63	¢	(1.0)
	Passenger revenue per ASM	8.95	¢	8.60	¢	4.1
	Operating cost per ASM	8.34	¢	8.56	¢	(2.6)
	Non-fuel operating cost per ASM	6.52	¢	6.68	¢	(2.4)
	Average cost of aircraft fuel per gallon	98.56	¢	89.66	¢	9.9
	Weighted-average number of aircraft	66		62		6.5

*	Certain 2002 amounts have been reclassified to conform to 2003 presentation.
**	Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental Appropriations
	Act, 2003 and convertible debt discount amortization of $38.1 million and $1.8 million, respectively.
	Statistical calculations for 2002 exclude government grant of $0.6 million.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months and Nine Months Ended September 30, 2003

Pursuant to the SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures are more consistent with our true operating performance and provide a more meaningful period to period comparison as they exclude special items. Furthermore, in preparing internal operating plans and forecasts, these special items are excluded from management's analysis. Additionally, these measurements are more comparable to financial measures reported by other airlines.

A reconciliation of the components of the calculation of earnings before interest, taxes, depreciation and amortization
(EBITDA) is as follows:
	(In thousands)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Net Income	$19,613	$1,177	$78,840	$3,242
Add back:
Income tax expense (benefit)	261	--	1,848	(786)
Other (income) expense, net	6,519	5,803	(15,214)	13,746
Depreciation	3,322	4,046	9,945	12,661
EBITDA	$29,715	$11,026	$75,419	$28,863
	=========	=========	=========	=========

A reconciliation of the components of the calculation of net margin is as follows:
	(In thousands)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Net income	$19,613	$1,177	$78,840	$3,242

Non-GAAP adjustments:
Stabilization Act compensation	--	(640)	--	(640)
Payment received under the Wartime Act (net of tax)	--	--	(37,189)	--
Convertible debt discount amortization (net of tax)	--	--	1,771	--

Adjusted net income used to calculate net margin	$19,613	$537	$43,422	$2,602
	==========	=========	========	========
Operating revenues	$237,311	$183,151	$679,214	$533,100

Calculation of net margin using GAAP amounts	8.3%	0.6%	11.6%	0.6%
	==========	=========	========	=======
Calculation of net margin using non-GAAP amounts	8.3%	0.3%	6.4%	0.5%
	==========	=========	========	=======

A reconciliation of the components of the calculation of break-even load factor is as follows:
	(In thousands)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Operating expenses	$210,918	$176,171	$613,740	$516,898
Other (income) expense	6,519	5,803	(15,214)	13,746
Cargo revenue	--	(270)	(715)	(926)
Other revenue	(7,493)	(4,889)	(19,909)	(12,810)
Passenger revenue (excluding charter and other revenue)
required to break-even (based on GAAP amounts)	$209,944	$176,815	$577,902	$516,908
Non-GAAP adjustments:
Stabilization Act compensation	--	640	--	640
Payment received under the Wartime Act	--	--	38,061	--
Convertible debt discount amortization	--	--	(1,812)	--
Passenger revenue (excluding charter and other revenue)
required to break-even (based on adjusted amounts)	$209,944	$177,455	$614,151	$517,548
	========	========	========	=========

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Calculation of break-even load factor using GAAP amounts:
Passenger revenue (excluding charter and other revenue)
required to break-even (based on GAAP amounts) ($000s)	209,944	176,815	577,902	516,908
Average yield per RPM (cents)	12.03	12.48	12.50	12.63
Available seat miles (000s)	2,601,682	2,144,572	7,361,437	6,036,761

Break-even load factor using GAAP amounts	67.1%	66.1%	62.8%	67.8%
	========	========	========	=========

Calculation of break-even load factor using non-GAAP amounts:
Passenger revenue (excluding charter and other revenue) required
to break-even (based on adjusted amounts) ($000s)	209,944	177,455	614,151	517,548
Average yield per RPM (cents)	12.03	12.48	12.50	12.63
Available seat miles (000s)	2,601,682	2,144,572	7,361,437	6,036,761

Break-even load factor using non-GAAP amounts	67.1%	66.3%	66.7%	67.9%
	========	========	========	=========

A reconciliation of the components of the calculation of operating costs per ASM and operating costs per ASM excluding aircraft fuel is as follows:
	(In thousands)
	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Operating expenses (based on GAAP amounts)	$210,918	$176,171	$613,740	$516,898
Less aircraft fuel	45,364	40,657	133,542	113,506
Operating expenses excluding aircraft fuel	$165,554	$135,514	$480,198	$403,392
	=========	=========	=========	=========

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Calculation of cost per ASM using GAAP amounts:
Operating expenses (based on GAAP amounts) ($000s)	210,918	176,171	613,740	516,898
ASMs (000s)	2,601,682	2,144,572	7,361,437	6,036,761
Operating cost per ASM using GAAP amounts (cents)	8.11	8.21	8.34	8.56
	=========	=========	=========	=========
Calculation of cost per ASM excluding fuel:
Operating expenses excluding fuel ($000s)	165,554	135,514	480,198	403,392
ASMs (000s)	2,601,682	2,144,572	7,361,437	6,036,761
Operating cost per ASM excluding fuel (cents)	6.36	6.32	6.52	6.68
	=========	=========	=========	=========